UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2009

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2009, Planar Systems, Inc. (the “Company”) and Bank of America, N.A. (the “Bank”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”). The Credit Agreement provides a revolving credit facility of $12 million, including a $3 million sub-limit for letters of credit. Advances under the revolving credit facility are limited to eighty percent (80%) of eligible domestic accounts receivable. Borrowings under the credit facility are secured by the Company’s existing and acquired domestic properties and assets and a pledge of the capital stock of certain of the Company’s subsidiaries. The Credit Agreement requires that the Company maintain a minimum tangible net worth and provides for an annual limit on capital expenditures. The Credit Agreement also includes a fixed charge coverage ratio covenant that is applicable only when the Company fails to maintain $12 million of unrestricted cash on an average monthly basis. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Amended and Restated Credit Agreement by and between Planar Systems, Inc. and Bank of America, N.A., entered into as of December 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2009.

PLANAR SYSTEMS, INC.
(Registrant)

By	/S/ STEPHEN M. GOING
Stephen M. Going,
Vice President, General Counsel and Secretary

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